Exhibit 99.1

Digimarc Reports Fourth Quarter and Fiscal Year 2020 Financial Results

Beaverton, Ore. – February 24, 2021 – Digimarc Corporation (NASDAQ: DMRC), creator of the Digimarc Platform for digital identification and detection, reported financial results for the fourth quarter and fiscal year ended December 31, 2020.

Fourth Quarter 2020 Financial Results

Revenue for the fourth quarter of 2020 increased four percent to $5.6 million compared to $5.3 million in the fourth quarter of 2019. Service revenue increased seven percent, reflecting growth in services to Government and Retail customers. Subscription revenue increased one percent, reflecting the impact of new bookings; partially offset by the impact of a renegotiated contract with a Retail supplier partner in the first quarter of 2020.

Operating expenses for the fourth quarter of 2020 decreased six percent to $11.7 million compared to $12.4 million in the same quarter a year ago, reflecting lower travel and marketing costs.

Operating loss for the fourth quarter of 2020 decreased 12% to $7.8 million compared to $8.9 million in the fourth quarter of 2019, due to higher revenue and lower operating expenses.

Net loss for the fourth quarter of 2020 decreased 10% to $7.8 million compared to a net loss of $8.7 million in the fourth quarter of 2019. GAAP loss per common share in the fourth quarter of 2020 was ($1.27) compared to GAAP loss per common share of $(0.73) in the fourth quarter of 2019. Non-GAAP loss per common share in the fourth quarter of 2020 was $(0.51) compared to non-GAAP loss per common share of $(0.73) in the fourth quarter of 2019. The loss per common share in the fourth quarter of 2020 was impacted by a non-cash $11.4 million adjustment representing the intrinsic value of the Series B Convertible Preferred Stock issued to TCM|Strategic Partners LLP that converted to common stock in December 2020. The impact of this adjustment is excluded in reporting non-GAAP loss per common share as noted on the Consolidated Income Statement Information attached.

Fiscal Year 2020 Financial Results

Revenue for fiscal year 2020 increased four percent to $24.0 million compared to $23.0 million in fiscal year 2019. Service revenue increased five percent, reflecting growth in services to Government and Retail customers. Subscription revenue increased four percent, reflecting the impact of new bookings; partially offset by the impact of a renegotiated contract with a Retail supplier partner in the first quarter of 2020.

Operating expenses for fiscal year 2020 were essentially flat at $48.9 million compared to $48.7 million in fiscal year 2019, reflecting higher compensation costs due to routine annual compensation adjustments for employees and $0.8 million of severance paid in relation to the July 2020 restructuring, offset by lower travel and consulting costs.

Operating loss for fiscal year 2020 decreased three percent to $32.8 million compared to $33.7 million in fiscal year 2019, due to higher revenue.

Net loss for fiscal year 2020 decreased one percent to $32.5 million compared to a net loss of $32.8 million in fiscal year 2019. GAAP loss per common share in fiscal year 2020 was $(3.41) compared to GAAP loss per common share of $(2.79) in fiscal year 2019. Non-GAAP loss per common share in fiscal year 2020 was $(2.52) compared to non-GAAP loss per common share of $(2.79) in fiscal year 2019. The loss per common share in fiscal year 2020 was impacted by the same $11.4 million non-cash adjustment noted above. The impact of this adjustment is excluded in reporting non-GAAP loss per common share as noted on the Consolidated Income Statement Information attached.

At year-end, cash, cash equivalents and marketable securities totaled $77.7 million compared to $36.8 million at December 31, 2019.

Conference call

Digimarc will hold a conference call today (Wednesday, February 24, 2021) to discuss these results and provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis, CFO Charles Beck and EVP

Bob Chamness will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay here and in the investor section of the company's website. The conference call script will also be posted to the company's website shortly before the call.

For those who wish to call in via telephone, please dial the number below at least five minutes before the scheduled start time:

Toll-Free Number: 866-562-9934
International Number: 706-679-0638
Conference ID: 6768018

If you have any difficulty connecting with the conference call, please contact Digimarc investor relations at +1 503-469-4826.

Company contact:

Charles Beck

Chief Financial Officer
cbeck@digimarc.com

+1 503-469-4721

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About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of media, including packaging, other commercial print, digital images, audio and video. The Digimarc Platform takes industry beyond the barcode, providing innovative and comprehensive automatic identification software and services to simplify search and transform information discovery through unparalleled reliability, efficiency and security. The Digimarc Platform enables applications that benefit retailers and consumer brands, national and state government agencies, media and entertainment industries, and others. Digimarc is based in Beaverton, Oregon, with a growing supplier network around the world. Visit www.digimarc.com and follow us on LinkedIn and Twitter to learn more about The Barcode of Everything®.

Non-GAAP Financial Measure – Non-GAAP Loss per Common Share

Digimarc Corporation prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) and pursuant to accounting requirements of the Securities and Exchange Commission (SEC). In an effort to provide investors with additional information regarding the results and to provide a meaningful period-over-period comparison of Digimarc’s financial performance, Digimarc sometimes uses non-U.S. GAAP financial measures (NGFM) as defined by the SEC. In this press release, Digimarc uses the NGFM, “Non-GAAP loss per common share.” Management uses this NGFM because it adjusts for certain transactions management believes are not related to its core business, such as the impact of a beneficial conversion feature on preferred stock. Management uses this NGFM to evaluate Digimarc’s financial performance against internal budgets and targets. Management believes that this NGFM is useful for evaluating Digimarc’s core operating results and facilitating comparison across reporting periods. Management believes this NGFM should be considered in addition to, and not in lieu of, GAAP financial measures. Digimarc’s NGFM may be different from the same NGFM used by other companies.

Forward-looking statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company's Form 10-K for the year ended December 31, 2019, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Twelve Month Information
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Revenue:
Service	$2,899	$2,700	$13,881	$13,249
Subscription	2,654	2,619	10,109	9,738
Total revenue	5,553	5,319	23,990	22,987
Cost of revenue:
Service	1,136	1,283	5,827	6,013
Subscription	559	516	2,107	2,023
Total cost of revenue	1,695	1,799	7,934	8,036
Gross profit:
Service	1,763	1,417	8,054	7,236
Subscription	2,095	2,103	8,002	7,715
Total gross profit	3,858	3,520	16,056	14,951
Gross margin:
Service	61%	52%	58%	55%
Subscription	79%	80%	79%	79%
Percentage of gross profit to total revenue	69%	66%	67%	65%

Operating expenses:
Sales and marketing	4,428	4,999	18,845	19,875
Research, development and engineering	4,011	4,343	17,314	16,467
General and administrative	3,253	3,053	12,710	12,340
Total operating expenses	11,692	12,395	48,869	48,682

Operating loss	(7,834)	(8,875)	(32,813)	(33,731)

Other income, net	20	185	277	912

Loss before income taxes	(7,814)	(8,690)	(32,536)	(32,819)

Benefit (provision) for income taxes	(2)	7	(1)	(21)
Net loss	$(7,816)	$(8,683)	$(32,537)	$(32,840)
Beneficial conversion feature	(11,443)	—	(11,443)	—
Net loss attributable to common shares	$(19,259)	$(8,683)	$(43,980)	$(32,840)

Earnings (loss) per common share:
Loss per common share - basic	$(1.27)	$(0.73)	$(3.41)	$(2.79)
Loss per common share - diluted	$(1.27)	$(0.73)	$(3.41)	$(2.79)
Weighted average common shares outstanding - basic	15,222	11,967	12,906	11,762
Weighted average common shares outstanding - diluted	15,222	11,967	12,906	11,762

Reconciliation to Non-GAAP loss per common share:
GAAP net loss attributable to common shares - basic and diluted	$(19,259)	$(8,683)	$(43,980)	$(32,840)
Beneficial conversion feature on Series B preferred stock	(11,443)	—	(11,443)	—
Non-GAAP net loss attributable to common shares - basic and diluted	$(7,816)	$(8,683)	$(32,537)	$(32,840)

Non-GAAP loss per common share - basic	$(0.51)	$(0.73)	$(2.52)	$(2.79)
Non-GAAP loss per common share - diluted	$(0.51)	$(0.73)	$(2.52)	$(2.79)
Weighted average common shares outstanding - basic	15,222	11,967	12,906	11,762
Weighted average common shares outstanding - diluted	15,222	11,967	12,906	11,762

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents (1)	$19,696	$11,213
Marketable securities (1)	58,032	25,604
Trade accounts receivable, net	3,907	4,021
Other current assets	2,197	2,456
Total current assets	83,832	43,294
Property and equipment, net	3,272	3,650
Intangibles, net	6,612	6,670
Goodwill	1,114	1,114
Other assets	2,198	2,660
Total assets	$97,028	$57,388

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,827	$2,272
Note payable, current	3,947	—
Deferred revenue	3,002	3,172
Total current liabilities	9,776	5,444
Lease liability and other long-term liabilities	2,295	2,494
Note payable, long-term	1,118	—
Total liabilities	13,189	7,938

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	17	12
Additional paid-in capital	255,024	188,103
Accumulated deficit	(171,252)	(138,715)
Total shareholders' equity	83,839	49,450

Total liabilities and shareholders' equity	$97,028	$57,388

(1) Aggregate cash, cash equivalents and marketable securities was $77,728 and $36,817 at December 31, 2020 and 2019, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Twelve Month Information
	December 31,	December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(32,537)	$(32,840)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	1,531	1,449
Amortization and write-off of intangibles	771	758
Amortization of right of use assets under operating leases	470	447
Amortization of net premiums and (discounts) on marketable securities	(204)	710
Stock-based compensation	9,115	8,214
Changes in operating assets and liabilities:
Trade accounts receivable	114	(133)
Other current assets	259	(356)
Other assets	(8)	27
Accounts payable and other accrued liabilities	512	702
Deferred revenue	(199)	(41)
Lease liability and other long-term liabilities	(170)	(639)
Net cash used in operating activities	(20,346)	(21,702)

Cash flows from investing activities:
Purchase of property and equipment	(1,020)	(1,055)
Capitalized patent costs	(612)	(659)
Maturity of marketable securities	43,155	41,374
Purchase of marketable securities	(75,379)	(51,310)
Net cash used in investing activities	(33,856)	(11,650)

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	38,603	19,615
Issuance of preferred stock, net of issuance costs	16,888	—
Exercise of stock options	5,922	1,178
Proceeds from note payable	5,032	—
Purchase of common stock	(3,760)	(3,506)
Net cash provided by financing activities	62,685	17,287

Net increase (decrease) in cash and cash equivalents (2)	$8,483	$(16,065)

Cash, cash equivalents and marketable securities at beginning of period	36,817	43,656
Cash, cash equivalents and marketable securities at end of period	77,728	36,817
(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$40,911	$(6,839)

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